                                                                    EXHIBIT 99.1

[BFGOODRICH LOGO]                                                          NEWS
--------------------------------------------------------------------------------
                                              PR00-0051
THE BFGOODRICH COMPANY                        Media Contact:     Kevin Ramundo
                                              Phone:             704-423-7024
Four Coliseum Centre                          Fax:               704-423-7127
2730 West Tyvola Road
Charlotte, North Carolina 28217-4578          Investor Contact:  Paul Gifford
www.bfgoodrich.com                            Phone:             704-423-5517
                                              Fax:               704-423-5516


BFGOODRICH REPORTS SECOND QUARTER RESULTS

-      AEROSPACE MARGINS INCREASE TO 15.8% FROM 15%
-      CURRENT SHARE REPURCHASE PROGRAM COMPLETED
-      IMPLEMENTATION OF "VALUE MANAGEMENT" INITIATIVE PROCEEDING AGGRESSIVELY

CHARLOTTE, N.C., July 21, 2000 - The BFGoodrich Company (NYSE: GR) announced today that second quarter net income, excluding special items, was $91.3 million, or $.84 per share, compared to $100.2 million, or $.89 per share, in the year-ago quarter. Net income in the current quarter equaled $81.7 million, or $.75 per share, after a special after-tax charge of $9.6 million, or $.09 per share, for costs associated with merger and consolidation activities. In the year-ago quarter, net income was $97.9 million, or $.87 per share, after a special after-tax charge of $2.3 million, or $.02 per share, for restructuring activities in the Performance Materials segment and a gain from the sale of businesses. Sales in the current quarter were approximately $1.38 billion, compared to $1.46 billion in last year's second quarter.

For the first six months of 2000, net income was $180.8 million, or $1.65 per share, excluding special items, compared to $193.0 million, or $1.73 per share in 1999. Sales for the first six months of the year were $2.8 billion, compared with $2.9 billion in 1999.

Commenting on the second quarter results, David L. Burner, BFGoodrich's chairman and chief executive officer, said, "Even with the downturn in commercial transport deliveries, our Aerospace segment remained strong due to higher results in electronic and engine and safety systems and in businesses serving component aftermarket and regional and business aircraft segments of the industry. I am especially pleased with the growth of Aerospace margins in this quarter and the previous one. Regarding Engineered Industrial Products and Performance Materials, both turned in solid performances in a difficult market environment."

Page 1 of 3
PR00-0051 - BFGoodrich reports second quarter results

[BFGOODRICH LOGO]                                                          NEWS

SECOND QUARTER SEGMENT REVIEW

In the Aerospace segment, operating income decreased 2% to $141.9 million, and sales declined 7% to $900.2 million compared to a record second quarter last year, which included $60 million in sales from the settlement of a PW4000 claim. Adjusting for this settlement, sales in the current quarter were down less than 1% even though production levels of commercial aircraft were substantially lower. While the decline in production adversely affected original equipment deliveries of the company's aerostructures and landing gear, operating profit improved in numerous businesses, including wheels and brakes, evacuation systems, avionics, space systems, sensors and engine components. The quarter's performance also reflects lower results in airframe services due to underutilized capacity.

In the Engineered Industrial Products segment, sales for the current quarter decreased 2% to $182.2 million, and operating income was $32.6 million, versus $37.0 million in the year-ago quarter. The largest factors in the lower results were decreased sales of Fairbanks Morse engines and lower European sales for sealing products, reflecting higher foreign exchange costs. These declines were offset, in part, by strong performance in the company's compressor business.

In the Performance Materials segment, sales decreased 4% to $298.5 million while operating income declined 21% to $30.9 million, from $39.2 million in the year-ago quarter. The decrease in operating income was due to the impact of higher raw material costs, foreign exchange costs and lower volumes, offset somewhat by favorable product mix, higher prices for some products and continued success in productivity programs.

CONTINUED FOCUS ON INCREASING SHAREHOLDER VALUE

During the second quarter, BFGoodrich completed its currently authorized $300 million share repurchase program, which it began in late February. A total of
9.3 million shares were purchased at an average price of $32.20 per share. The process to sell Performance Materials continues to progress and the company expects to complete the sale by year-end. Primary uses of the proceeds include debt repayment and additional share repurchases, with the latter requiring approval of the company's board of directors. The company will consider the alternative of strategic acquisitions, if they deliver clear value to shareholders.



Page 2 of 3
PR00-0051 - BFGoodrich reports second quarter results

[BFGOODRICH LOGO]                                                          NEWS

The company is also pleased with its value management program that the Board of Directors approved earlier this year. The program better links the company's management incentive compensation programs to gains in shareholder value. According to Mr. Burner, "Now more than ever, our entire senior management team is focused on delivering value to our shareholders and we have the strategic and financial tools in place to make it happen."

Regarding the outlook for the full year, it is expected that sales and segment operating income will reflect a slight increase, when compared to the record performance in 1999.

The BFGoodrich Company, headquartered in Charlotte, North Carolina, has leading market positions in advanced aerospace systems, performance materials, and engineered industrial products. The company has $5.5 billion in annual revenues and 27,000 employees worldwide.

The tables that follow provide more detailed information about BFGoodrich results for the second quarter and year-to-date.

[Part of this announcement contains forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward-Looking Information is Subject to Risk and Uncertainty" contained in the company's Annual Report on Form 10-K, and in other filings.]

                                       ###




Page 3 of 3
PR00-0051 - BFGoodrich reports second quarter results

                                                              THE BFGOODRICH COMPANY
                                                       (Dollars in millions except per share amounts)



                                                                                  Three Months Ended
                                                                                        June 30
                                                   -------------------------------------------------------------------------


                                                        2000                 2000              1999                1999
                                                    As Reported         As Adjusted(A)      As Reported       As Adjusted(B)

Sales                                               $   1,380.9         $   1,380.9         $   1,463.4         $   1,463.4
                                                    ===========         ===========         ===========         ===========

Income before Income Taxes
  and Trust Distributions                                 135.9               151.1               160.3               164.3
Income Tax Expense                                        (49.6)              (55.2)              (57.8)              (59.5)
Distributions on Trust Preferred
  Securities                                               (4.6)               (4.6)               (4.6)               (4.6)
                                                    -----------         -----------         -----------         -----------

Net Income                                          $      81.7         $      91.3         $      97.9         $     100.2
                                                    ===========         ===========         ===========         ===========

Income Per Share:
    Basic                                           $      0.77         $      0.86         $      0.89         $      0.91
                                                    ===========         ===========         ===========         ===========

    Diluted                                         $      0.75         $      0.84         $      0.87         $      0.89
                                                    ===========         ===========         ===========         ===========

Weighted - Average Number
  of Shares Outstanding
  (in millions):
    Basic                                                 106.1               106.1               109.9               109.9
                                                    ===========         ===========         ===========         ===========

    Diluted                                               110.6               110.6               113.9               113.9
                                                    ===========         ===========         ===========         ===========



(A) Results exclude the effect of a $15.2 million charge ($9.6 million after-tax), or $0.09 a diluted share, related to merger-related and consolidation costs.

(B) Results exclude the effect of a $4.0 million charge ($2.3 million after-tax), or $0.02 a diluted share, related to restructuring activities and a gain from the sale of businesses.



                                                                          THE BF GOODRICH COMPANY
                                                              (Dollars in millions except per share amounts)




                                                                                Six Months Ended
                                                                                      June 30
                                                       -------------------------------------------------------------------


                                                           2000              2000                1999           1999
                                                       As Reported       As Adjusted(A)     As Reported      As Adjusted(B)

Sales                                                  $   2,759.1        $   2,759.1        $  2,875.2       $   2,875.2
                                                       ===========        ===========        ==========       ===========

Income from before Income Taxes
  and Trust Distributions                                    278.7              299.3             286.0             316.2
Income Tax Expense                                          (101.7)            (109.3)           (102.6)           (114.0)
Distributions on Trust Preferred Securities                   (9.2)              (9.2)             (9.2)             (9.2)
                                                       -----------        -----------        ----------       -----------

Net Income                                             $     167.8        $     180.8        $    174.2       $     193.0
                                                       ===========        ===========        ==========       ===========

Income Per Share:
     Basic                                             $      1.56        $      1.68        $     1.59       $      1.76
                                                       ===========        ===========        ==========       ===========

     Diluted                                           $      1.53        $      1.65        $     1.56       $      1.73
                                                       ===========        ===========        ==========       ===========

Weighted-Average Number of Shares
  Outstanding (in millions):

     Basic                                                   107.8              107.8             109.8             109.8
                                                       ===========        ===========        ==========       ===========

     Diluted                                                 111.7              111.7             113.6             113.6
                                                       ===========        ===========        ==========       ===========



(A) Results exclude the effect of a $20.6 million charge ($13.0 million after-tax), or $0.12 a diluted share, related to merger-related and consolidation costs.

(B) Results exclude the effect of a $30.2 million charge ($18.8 million after-tax), or $0.17 a diluted share, primarily related to merger-related and consolidation costs.


                                                                            BFGOODRICH SEGMENT REPORTING
                                                                                (Dollars in millions)


                                                              Three Months Ended                  Six Months Ended
                                                                   June 30                              June 30
                                                        -----------------------------       ------------------------------
                                                             2000              1999              2000              1999

Sales:
  Aerospace:
   Aerostructures and Aviation Services                 $    348.4        $    421.2        $    706.0        $    808.7
   Landing Systems                                           259.0             279.9             519.1             542.4
   Engine and Safety Systems                                 153.5             137.8             301.3             281.3
   Electronic Systems                                        139.3             127.0             266.8             259.7
                                                        ----------        ----------        ----------        ----------

                                                             900.2             965.9           1,793.2           1,892.1
                                                        ----------        ----------        ----------        ----------


  Engineered Industrial Products                             182.2             186.5             359.8             372.1
                                                        ----------        ----------        ----------        ----------


  Performance Materials:
    Textile and Coatings Solutions                           129.7             139.1             263.4             270.6
    Polymer Additives and Specialty Plastics                 106.0             110.0             220.4             219.3
    Consumer Specialties                                      62.8              61.9             122.3             121.1
                                                        ----------        ----------        ----------        ----------

                                                             298.5             311.0             606.1             611.0
                                                        ----------        ----------        ----------        ----------

Total Sales                                             $  1,380.9        $  1,463.4        $  2,759.1        $  2,875.2
                                                        ==========        ==========        ==========        ==========

Operating Income:
  Aerospace:
   Aerostructures and Aviation Services                 $     49.0        $     55.4        $     97.9        $    111.9
   Landing Systems                                            35.1              42.5              72.4              79.3
   Engine and Safety Systems                                  30.2              25.2              57.5              49.9
   Electronic Systems                                         27.6              21.8              52.8              46.3
                                                        ----------        ----------        ----------        ----------

                                                             141.9             144.9             280.6             287.4
                                                        ----------        ----------        ----------        ----------

  Engineered Industrial Products                              32.6              37.0              66.2              71.2
                                                        ----------        ----------        ----------        ----------


  Performance Materials:
    Textile and Coatings Solutions                             9.4              10.9              17.4              17.1
    Polymer Additives and Specialty Plastics                  15.3              16.7              34.6              35.0
    Consumer Specialties                                       6.2              11.6              13.0              16.7
                                                        ----------        ----------        ----------        ----------

                                                              30.9              39.2              65.0              68.8
                                                        ----------        ----------        ----------        ----------

Total Segment Operating Income                          $    205.4        $    221.1        $    411.8        $    427.4

Corporate General and Administrative Costs                   (17.1)            (18.0)            (35.5)            (36.7)

Merger-related and Consolidation Costs                       (15.2)            (10.1)            (20.6)            (36.3)
                                                        ----------        ----------        ----------        ----------

Total Operating Income                                  $    173.1        $    193.0        $    355.7        $    354.4
                                                        ==========        ==========        ==========        ==========


                           BFGOODRICH SEGMENT RESULTS
                  SECOND QUARTER 2000 VERSUS FIRST QUARTER 2000

AEROSPACE SEGMENT

($ millions)
                                       2Q00                      1Q00
                                       ----                      ----

Revenue                               $900.2                     $893.0
Operating Income                       141.9                      138.7

In the Aerospace segment, sales increased $7.2, or 1%, from the first to the second quarter of 2000. This increase is due to strong performance in the Electronic Systems and Engine & Safety Systems groups. Operating income for the second quarter of 2000 increased 2% from the first quarter. This increase is a result of volume and successful productivity improvements, offset by continued weakness at Aviation Services.

PERFORMANCE MATERIALS SEGMENT

($ millions)
                                       2Q00                      1Q00
                                       ----                      ----

Revenue                               $298.5                    $307.6
Operating Income                        30.9                      34.1

Performance Materials' sales decreased 3%, while operating income decreased 9%, primarily due to higher raw material costs and unfavorable foreign exchange rates. These decreases were offset slightly by continued productivity improvements and selective price increases, especially in the Textile & Coatings Solutions group.

ENGINEERED INDUSTRIAL PRODUCTS SEGMENT

($ millions)
                                       2Q00                      1Q00
                                       ----                      ----

Revenue                               $182.2                    $177.6
Operating Income                        32.6                      33.6

Second quarter 2000 reflects a continuation of the return to more normal results for Engineered Industrial Products. Sales increased $4.6 or 3% from $177.6 in the first quarter of 2000 to $182.2 in the second quarter of 2000. This increase is due in part to seasonality as well as higher shipments of the LPD-17 engine from Fairbanks Morse. Operating income decreased $1.0 or 3% for the quarter. This decrease is due primarily to unfavorable foreign exchange rates and lower European sales for sealing products.

                            BFGOODRICH GROUP RESULTS
                   SECOND QUARTER AND YEAR-TO-DATE 2000 VERSUS
                      SECOND QUARTER AND YEAR-TO-DATE 1999

                          BFGOODRICH AEROSPACE SEGMENT

AEROSTRUCTURES AND AVIATION SERVICES GROUP

($ millions)

                                                          YTD              YTD
                           2Q00           2Q99            2000             1999
                           ----           ----            ----             ----

Revenue                    $348.4        $421.2           $706.0          $808.7
Operating Income             49.0          55.4             97.9           111.9

Sales for the quarter decreased 17% to $348.4. Operating income for the quarter decreased $6.4, or 12%, from $55.4 in the second quarter of 1999 to $49.0 in the second quarter of 2000. These decreases are due to decreased commercial OE and maintenance volume, as well as a one-time favorable settlement for PW4000 in the second quarter of 1999. Aviation services reported an operating loss of $2.1 on sales of $62.8 for the second quarter of 2000.

LANDING SYSTEMS GROUP

($ millions)


                                                          YTD             YTD
                           2Q00           2Q99            2000            1999
                           ----           ----            ----            ----

Revenue                    $259.0        $279.9            $519.1         $542.4
Operating Income             35.1          42.5              72.4           79.3

Sales during the quarter decreased $20.9, or 7%, from $279.9 in the second quarter of 1999 to $259.0 in 2000. The decrease is attributable to lower landing gear demand for commercial OE, offset by the strong sales for wheel and brake products. Wheel and brake sales were higher than the same period one year ago due to a more favorable product mix in the regional, business and military market segment as well as increased aftermarket sales to commercial airline customers. Operating income decreased 17% to $35.1 for the quarter. This decrease is consistent with the lower commercial OE volume, but offset by higher operating income in wheels and brakes due to their higher volume combined with a more favorable mix, especially in the regional, business and military market segment.

ELECTRONIC SYSTEMS GROUP

($ millions)

                                                           YTD            YTD
                             2Q00           2Q99           2000           1999
                             ----           ----           ----           ----

Revenue                      $139.3        $127.0           $266.8        $259.7
Operating Income               27.6          21.8             52.8          46.3

Sales for the quarter increased $12.3 or 10% to $139.3 in the second quarter of 2000. The increase resulted from additional revenue generated from two small acquisitions in Space Flight Systems as well as strong performance in Avionics as a result of favorable market conditions in general aviation aircraft, which offset the decreases in Aircraft Sensors. Operating income increased 27% due to higher sales volumes, a favorable sales mix of higher margin products and lower development costs in Fuel and Utility Systems.

ENGINE & SAFETY SYSTEMS

($ millions)


                                                           YTD            YTD
                             2Q00            2Q99          2000           1999
                             ----            ----          ----           ----

Revenue                      $153.5         $137.8          $301.3        $281.3
Operating Income               30.2           25.2            57.5          49.9

Sales during the second quarter of 2000 increased $15.7 or 11% to $153.5. The increase is attributable to significantly stronger sales in engine products, especially power generation and spray nozzle products, which more than offset the weakness in fuel control products due to lower helicopter aftermarket shipments. Operating income increased $5.0 or 20% to $30.2 for the second quarter of 2000. This increase is a result of the higher volume, the settlement of a claim for non-recurring engineering, and a favorable product mix and productivity improvements in Safety Systems.

                    BFGOODRICH PERFORMANCE MATERIALS SEGMENT

TEXTILE & COATINGS SOLUTIONS GROUP

($ millions)


                                                            YTD            YTD
                              2Q00           2Q99          2000           1999
                              ----           ----          ----           ----

Revenue                       $129.7        $139.1          $263.4        $270.6
Operating Income                 9.4          10.9            17.4          17.1

Sales decreased 7%, from $139.1 in the second quarter of 1999 to $129.7 in the second quarter of 2000. Operating income decreased 14% for the quarter from $10.9 to $9.4. The decrease in sales is primarily due to the lower sales in Textiles. These decreases were offset slightly by improved performance in Coatings Solutions. Operating income decreases were driven by higher raw material prices seen throughout the industry, particularly in Styrene, offset by productivity improvements and price increases.

POLYMER ADDITIVES & SPECIALTY PLASTICS GROUP

($ millions)


                                                           YTD            YTD
                              2Q00          2Q99           2000           1999
                              ----          ----           ----           ----

Revenue                       $106.0       $110.0           $220.4        $219.3
Operating Income                15.3         16.7             34.6          35.0

Sales for the quarter decreased $4.0, or 4%, from $110.0 in 1999 to $106.0 in 2000. The decrease was caused by softness in the static control businesses, weakening housing starts and the formation of a telene joint venture. Operating income decreased $1.4, or 8%, from $16.7 in the second quarter of 1999 to $15.3 in the second quarter of 2000. The decrease was primarily driven by increased raw material costs offset slightly by selective price increases and productivity improvements.

CONSUMER SPECIALTIES GROUP

($ millions)

                                                             YTD            YTD
                            2Q00             2Q99           2000           1999
                            ----             ----           ----           ----

Revenue                      $62.8           $61.9         $122.3        $121.1
Operating Income               6.2            11.6           13.0          16.7

Sales increased 1%, from $61.9 in the second quarter of 1999 to $62.8 in the second quarter of 2000. Operating income decreased $5.4, or 47%, from $11.6 in the second quarter of 1999 to $6.2 in the second quarter of 2000. This decrease was due primarily to increased raw material costs and unfavorable foreign exchange rates in the current quarter, as well as to a one-time favorable legal settlement in the second quarter of 1999. These decreases were partially offset by productivity improvements and recent selective price increases.

                BFGOODRICH ENGINEERED INDUSTRIAL PRODUCTS SEGMENT

ENGINEERED INDUSTRIAL PRODUCTS

($ millions)

                                                           YTD            YTD
                            2Q00             2Q99          2000           1999
                            ----             ----          ----           ----

Revenue                     $182.2          $186.5          $359.8        $372.1
Operating Income              32.6            37.0            66.2          71.2

Sales for the second quarter decreased $4.3 or 2% to $182.2 primarily due to decreased sales at Fairbanks Morse and adverse foreign currency exchange rates related primarily to the sealing businesses. These decreases were slightly offset by stronger sales in the compressed air products markets. Operating income decreased 12% quarter over quarter to $32.6. This decline was due to pressures related to foreign currency exchange rates as well as lower volume in the operations serving the domestic automotive market and heavy duty truck market.


                                                  Non-Segment Expenses
                                                  --------------------
                                                      ($ millions)


                                                                          6 MONTHS         6 MONTHS
                                          2Q00             2Q99             2000             1999
                                          ----             ----             ----             ----

Corporate G&A                              $17.1           $18.0              $35.5           $36.7
Net Interest Expense                       $35.6           $32.6              $70.9           $65.9
Distribution on Trust
    Preferred Securities                    $4.6            $4.6               $9.2            $9.2



                                      Preliminary Balance Sheet and Cash Flow Data
                                      --------------------------------------------
                                                      ($ millions)

                                                             YTD              YTD
                                                          6/30/2000       12/31/1999
                                                          ---------       ----------

Cash and Cash Equivalents                                    $81.5           $66.4
Total Debt                                                $2,120.7        $1,760.5
Debt to Capitalization                                       60.4%           52.8%
Capital Expenditures                                         $89.3          $246.3
Acquisitions                                                 $36.5           $76.1
Depreciation and Amortization                               $137.5          $230.6
Dividends                                                    $60.5           $91.6





                                                  ACCOUNTS RECEIVABLE
                                                  -------------------
                                                      ($ millions)

                                                              1999                                      2000
                                            Q1           Q2           Q3          Q4               Q1           Q2
                                       ------------------------------------------------------  -------------------------

As Reported                                  $841.0       $889.4       $864.1      $845.1           $917.3     $972.8
Less: Corporate Receivables                   (8.5)       (48.4)       (41.5)      (66.2)            (95.8)    (124.5)
                                       ------------------------------------------------------  -------------------------
Trade Accounts Receivable                    $832.5       $841.0       $822.6      $778.9           $821.5     $848.3

Revenue                                    $1,411.8     $1,463.4     $1,332.1    $1,330.2         $1,378.2   $1,380.9
Days sales outstanding                         53.1         52.3         56.8        53.9             54.2       55.9
(DSO)

DSO, calculated using trade accounts receivable, was 56 days for the second quarter of 2000, as compared to 54 days in the first quarter of 2000 and 52 days in the second quarter of 1999. The Company's DSO has ranged from 52 to 57 days over the past six quarters as illustrated above due to normal fluctuations in the amount and timing of revenue and collections. Corporate receivables are excluded as these amounts, primarily receivables from insurance carriers for asbestos claim settlements, are not correlated with revenue and therefore distort the DSO calculation. The growth in trade receivables since the fourth quarter of 1999 is primarily in Aerospace, with the largest growth in Space Flight Systems reflecting unbilled receivables. The remainder of the growth in Aerospace is in Aerostructures, related to Super 727 sales.

                                                       INVENTORY
                                                       ---------
                                                      ($ millions)

                                                                1999                                       2000
                                              Q1           Q2           Q3           Q4               Q1           Q2
                                         ----------------------------------------------------  ----------------------------

Inventory*                                     $972.5       $926.1       $973.2       $989.5         $1,003.6     $1,024.0
717-200 pre-production/
  excess over average                          (125.3)      (132.6)      (135.0)      (138.8)          (140.5)       (140.8)

                                         ----------------------------------------------------  ----------------------------
Adjusted inventory                             $847.2       $793.5       $838.2       $850.7           $863.1       $883.2

Revenue                                      $1,411.8     $1,463.4     $1,332.1     $1,330.2         $1,378.2     $1,380.9
Days sales in inventory (DSI)                    54.0         49.3         57.9         58.8             57.0         58.2

*1999 inventory balances have been adjusted to conform to current year presentation.

DSI, excluding pre-production and excess over average costs on the 717-200 program, was 58 days in the second quarter of 2000, as compared to 57 days in the first quarter of 2000 and 49 days in the second quarter of 1999. Pre-production and excess over average costs on the 717-200 program are excluded as these amounts are not correlated with current revenues and therefore distort the DSI calculation. The increase in recent quarters reflects higher raw material prices in Performance Materials and a decrease in sales from the record levels in the second quarter of 1999. Even though DSI has decreased since the fourth quarter of 1999, the growth in inventory during that time is primarily due to growth in Aerostructures inventory associated with the Super 727 program and ongoing production programs.




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



                                                                        The BFGoodrich Company

                                                                               ($ millions)

                                                    ------------------------------------------------------------------------------
                                                                             1999                                   2000
                                                    --------------------------------------------  ----------  --------------------
                                                         Q1         Q2         Q3         Q4          FY         Q1         Q2
                                                    --------------------------------------------  ----------  --------------------
      AEROSPACE

      SALES           Aerostructures & Aviation
                         Services Group                 $387.5     $421.2     $332.4      $335.8   $1,476.9     $357.6     $348.4
                      Landing Systems Group              262.5      279.9      261.5       256.7    1,060.6      260.1      259.0
                      Engine & Safety Systems            143.5      137.8      136.4       147.9      565.6      147.8      153.5
                      Electronic Systems Group           132.7      127.0      124.9       129.7      514.3      127.5      139.3
                                                    --------------------------------------------  ---------   --------------------
                               Total Sales              $926.2     $965.9     $855.2      $870.1   $3,617.4     $893.0     $900.2

      OI              Aerostructures & Aviation
                         Services Group                  $56.5      $55.4      $44.8       $60.1     $216.8      $48.9      $49.0
                      Landing Systems Group               36.8       42.5       36.5        31.3      147.1       37.3       35.1
                      Engine & Safety Systems             24.7       25.2       24.5        24.8       99.2       27.3       30.2
                      Electronic Systems Group            24.5       21.8       25.1        24.2       95.6       25.2       27.6
                                                    --------------------------------------------  ---------   --------------------
                         Total Operating Income         $142.5     $144.9     $130.9      $140.4     $558.7     $138.7     $141.9

      MARG            Aerostructures & Aviation
                          Services Group                 14.6%      13.2%      13.5%       17.9%      14.7%      13.7%      14.1%
                      Landing Systems Group              14.0%      15.2%      14.0%       12.2%      13.9%      14.3%      13.6%
                      Engine & Safety Systems            17.2%      18.3%      18.0%       16.8%      17.5%      18.5%      19.7%
                      Electronic Systems Group           18.5%      17.2%      20.1%       18.7%      18.6%      19.8%      19.8%
                         Total Operating Margin          15.4%      15.0%      15.3%       16.1%      15.4%      15.5%      15.8%
                                                    --------------------------------------------  ---------   --------------------

      PERFORMANCE MATERIALS
                                                    --------------------------------------------  ---------   --------------------
      SALES           Textile & Coatings Sol.           $131.5     $139.1     $133.2      $131.3     $535.1     $133.7     $129.7
                      Polymers & Spec. Plastics          109.3      110.0      111.3       107.9      438.5      114.4      106.0
                      Consumer Specialties                59.2       61.9       61.8        61.2      244.1       59.5       62.8
                                                    --------------------------------------------  ---------   --------------------
                               Total Sales              $300.0     $311.0     $306.3      $300.4   $1,217.7     $307.6     $298.5

      OI              Textile & Coatings Sol.             $6.2      $10.9      $10.4        $7.9      $35.4       $8.0       $9.4
                      Polymers & Spec. Plastics           18.3       16.7       20.5        16.7       72.2       19.3       15.3
                      Consumer Specialties                 5.1       11.6        5.2         7.4       29.3        6.8        6.2
                                                    --------------------------------------------  ---------   --------------------
                         Total Operating Income          $29.6      $39.2      $36.1       $32.0     $136.9      $34.1      $30.9

      MARG            Textile & Coatings Sol.             4.7%       7.8%       7.8%        6.0%       6.6%       6.0%       7.2%
                      Polymers & Spec. Plastics          16.7%      15.2%      18.4%       15.5%      16.5%      16.9%      14.4%
                      Consumer Specialties                8.6%      18.7%       8.4%       12.1%      12.0%      11.4%       9.9%
                         Total Operating Margin           9.9%      12.6%      11.8%       10.7%      11.2%      11.1%      10.4%
                                                    --------------------------------------------  ---------   --------------------

      ENGINEERED INDUSTRIAL PRODUCTS
                                                    --------------------------------------------  ---------   --------------------
      SALES                                             $185.6     $186.5     $170.6      $159.7     $702.4     $177.6     $182.2

      OI                                                 $34.2      $37.0      $28.1       $18.9     $118.2      $33.6      $32.6

      MARG                                               18.4%      19.8%      16.5%       11.8%      16.8%      18.9%      17.9%
                                                                                                  ----------

                      --------------------------------------------------------------------------  ----------  --------------------
      TOTAL           SALES                           $1,411.8   $1,463.4   $1,332.1    $1,330.2   $5,537.5   $1,378.2   $1,380.9
                      SEGMENT OPERATING
                            INCOME                      $206.3     $221.1     $195.1      $191.3     $813.8     $206.4     $205.4
                      OPERATING MARGIN                   14.6%      15.1%      14.6%       14.4%      14.7%      15.0%      14.9%
                      --------------------------------------------------------------------------  ----------  --------------------


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